Exhibit 99.1

Lucas Energy Enters Into $6 Million Stock Offering

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – December 27, 2010 – Lucas Energy, Inc. (NYSE Amex - LEI), an independent oil and gas company, has executed agreements to raise almost $6 million from the sale of approximately 2.5 million units in a registered direct offering at a price of $2.38 per unit, based on the December 23, 2010 closing price. Investors included a select group of institutions and Hall Phoenix Inwood Ltd., an affiliate of Hall Phoenix Energy, LLC. Hall Phoenix Energy is a joint venture partner with Lucas in the Eagle Ford trend in South Texas.

"The proceeds raised will allow us to execute our Eagle Ford program as well as expand our other drilling and work-over activity during 2011,” commented William A. Sawyer, President and CEO of Lucas Energy. “We are excited at the potential for receiving additional major cash infusions if these warrants are exercised.”

Each unit consists of one share of common stock, a Series B warrant to purchase an additional share of common stock with an exercise price of $2.86, and a Series C warrant to purchase an additional share of common stock with an exercise price of $2.62. The Series B warrants are exercisable for 5 years following the 185th day following closing. The Series C warrants are exercisable for a 10-trading day period ending on the 215th day following closing. The company has the right to force the exercise of the Series C warrants if the market price of the Lucas common stock exceeds certain price levels and the company satisfies certain equity conditions. Net proceeds from the offering will be approximately $5.6 million.

The Series B and C warrants, if fully exercised, will more than triple the almost $6 million of initial gross proceeds.

Closing of the financing is subject to a number of closing conditions, which are scheduled to be finalized in the next three days.

TriPoint Global Equities, LLC served as an exclusive placement agent for the transaction.

These securities are being offered through a prospectus supplement and accompanying base prospectus pursuant to the Company’s effective shelf registration statement, previously filed and declared effective by the Securities and Exchange Commission.   For more information on this and other activities of the Company, visit the Lucas Energy web site at www.lucasenergy.com.

Forward-Looking Statement

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements or those prepared by third parties that are not paid by the Company. The Company’s complete SEC filings are available at http://www.sec.gov.

Contacts:
John O’Keefe jokeefe@lucasenergy.com Lucas Energy, Inc.
(713) 528-1881

Michael Brette,J.D. mikebrette@gmail.com